F-6 File No.   333-84970

THE COMPANYS NAME HAS
CHANGED TO SODEXO
EXHIBIT A TO DEPOSIT AGREEMENT
No._______________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one (1) deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
THE PAR VALUE 4 EURO EACH OF
SODEXHO ALLIANCE, SA
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF FRANCE)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies
that_________________________________
__________
__________________________________,
or registered assigns IS THE OWNER OF
____________________________________
______________________.
AMERICAN DEPOSITARY SHARES
representing deposited common shares
(herein called Shares) of Sodexho Alliance,
SA incorporated under the laws of The
Republic of France (herein called the
Company).  At the date hereof, each
American Depositary Share represents one
Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Paris, France office of Societe Generale (the Custodian).
The Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of April 1, 2002, as
amended and restated as of October 15,
2007, as the same may be amended from
time to time in accordance with its terms
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
a Receipt for the purpose of withdrawal of
the Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt, and upon payment of the fee
of the Depositary for the surrender of
Receipts as provided in Section 5.09 of the
Deposit Agreement and payment of all taxes
and governmental charges payable in
connection with such surrender and
withdrawal of the Deposited Securities, and
subject to the terms and conditions of the
Deposit Agreement, the Owner of such
Receipt shall be entitled to the transfer of the
Deposited Securities to an account in the
name of such Owner or such name as shall
be designated by such Owner maintained by
the Company or the Foreign Registrar in the
case of Shares in registered form, or
maintained by an accredited financial
institution in the case of Shares in bearer
form of the amount of the Deposited
Securities at the time evidenced by such
Receipt.  Such transfer shall be made, as
hereinafter provided, without unreasonable
delay.
            A Receipt surrendered for
such purposes may be required by the
Depositary to be properly endorsed in blank
or accompanied by proper instruments of
transfer in blank, and if the Depositary so
requires, the Owner thereof shall execute
and deliver to the Depositary a written order
directing the Depositary to cause the
Deposited Securities being withdrawn to be
transferred to an account maintained by the
Company or the Foreign Registrar, in the
name of such Owner or such name as shall
be designated by such Owner in the case of
Shares in registered form, or maintained by
an accredited financial institution in the case
of Shares in bearer form.  Thereupon the
Depositary shall, in its discretion, effect the
transfer of, or direct the Custodian, subject
to Sections 2.06, 3.01 and 3.02 and to the
other terms and conditions of the Deposit
Agreement, to effect the transfer of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt, except that the
Depositary may make delivery to such
person or persons at the Corporate Trust
Office of the Depositary of any dividends or
distributions with respect to the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt, or of any proceeds of sale of any
dividends, distributions or rights, which may
at the time be held by the Depositary.
            The Depositary agrees not to
deliver Shares, by physical delivery, book
entry or otherwise, or otherwise permit
Shares to be withdrawn from the facility
created hereby, except upon the receipt and
cancellation of Receipts.
      In the event any delivery of
Deposited Securities under this Article 2
would otherwise require delivery of
fractional Deposited Securities, the
Depositary may sell the amount of
Deposited Securities corresponding to the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose, and duly
stamped as may be required by the laws of
the State of New York and of the United
States of America.  This Receipt may be
split into other such Receipts, or may be
combined with other such receipts into one
Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of the
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charges and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary of the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
the Statuts of the Company or this Receipt,
or for any other reason, subject to the
provisions of the following sentence. The
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.  The Depositary shall
comply with written instructions from the
Company requesting that the Depositary not
accept for deposit hereunder any Shares or
rights reasonably identified in such
instructions in order to facilitate the
Companys compliance with U.S. securities
laws or the laws of any state of the United
States or the laws of The Republic of
France.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charges shall become payable by the
Custodian or the Depositary with respect to
any Receipt or any Deposited Securities
represented an American Depositary Share
evidenced hereby, such tax or other
governmental charges shall be payable by
the Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charges and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid and
nonassessable and not issued in violation of
pre-emptive or similar rights of holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933 or under
the laws of The Republic of France.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.

Any person presenting Shares for deposit or
any Owner or Beneficial Owner of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, payment of applicable
French or other taxes or governmental
charges or legal or beneficial ownership or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in France which is
then performing the function of the
regulation of currency exchange or which
has jurisdiction over foreign investment or
regulates foreign ownership of French
companies.
7.	CHARGES OF DEPOSITARY.
            The Company agrees to pay
the fees and reasonable out-of-pocket
expenses of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time. The Depositary shall present its
detailed statement for such expenses to the
Company once every three months. The
charges and expenses of the Custodian are
for the sole account of the Depositary.
            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the terms
of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as
are expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section
2.03, 4.03 or 4.04 of the Deposit Agreement
and the surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.01
through 4.04 of the Deposit Agreement, (7)
a fee for the distribution of securities
pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
in addition to any fee charged under clause
6, a fee of $.02 or less per American
Depositary Share (or portion thereof) per
annum for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause 9 below, (9) any other charge payable
by the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
The Depositary, subject to Article 8 hereof,
may own and deal in any class of securities
of the Company and its affiliates and in
Receipts.
8.	PRE-RELEASE OF RECEIPTS.
Unless requested in writing by the Company
to cease doing so, the Depositary may,
notwithstanding Section 2.03 of the Deposit
Agreement, execute and deliver Receipts
prior to the receipt of Shares pursuant to
Section 2.02 thereof (Pre-Release).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares  in
satisfaction of a Pre-Release.  Each
Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to  be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably  appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive Owner and Beneficial Owner of
this Receipt by accepting or holding the
same consents and agrees, that title to this
Receipt when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of the State of
New York; provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary; and if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
Upon effectiveness of the termination of the
Companys reporting requirements under the
Securities Exchange Act of 1934, as
amended (the Exchange Act), the Company
shall make available certain public reports
and documents required by foreign law or
otherwise under Rule 12g3-2(b) under the
Exchange Act at the Companys internet web
site or through an electronic information
delivery system.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.  Any
such reports and communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
The Depositary will keep books, at its
Corporate Trust Office, for the registration
of Receipts and transfers of Receipts which
at all reasonable times shall be open for
inspection by the Owners of Receipts
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary or the Custodian
receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary will, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into dollars and will distribute
the amount thus received (net of the fees of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement, if applicable) to the Owners of
Receipts entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by them respectively; provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
Subject to the provisions of Section 4.11 and
5.09 of the Deposit Agreement, whenever
the Depositary receives any distribution
other than a distribution described in
Sections 4.01, 4.03 or 4.04 of the Deposit
Agreement, the Depositary will, as promptly
as practicable, cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary, after Consultation with
the Company,  may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement) will be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash pursuant to
Section 4.01 of the Deposit Agreement;
provided, however, no distribution to
Owners pursuant to Section 4.02 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary or
any of its agents.
If any distribution consists of a dividend in,
or free distribution of, Shares, the
Depositary may distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement.  In
lieu of delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement; provided, however, no
distribution to Owners pursuant to Section
4.03 of the Deposit Agreement shall be
unreasonably delayed by any action of the
Depositary or any of its agents.  If additional
Receipts are not so distributed (except by
reason of and in accordance with the
immediately preceding sentence), each
American Depositary Share will thenceforth
also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
In the event that the Depositary determines
that any distribution in property (including
Shares and rights to subscribe therefor) is
subject to any tax or other governmental
charges which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such tax or charges to the
Owners entitled thereto in proportion to the
number of American Depositary Shares held
by them respectively.
The Depositary will use reasonable efforts to
assist eligible U.S. resident Owners and
Beneficial Owners, and eligible Canadian
resident Owners and Beneficial Owners
upon request, in following the procedures
established by the French Treasury for such
Owners and Beneficial Owners to recover
the excess French withholding tax initially
withheld and deducted in respect of
dividends and other distributions distributed
to them by the Company as well as to
recover any avoir fiscal or tax credit
payment to be made in accordance with
procedures established by the French
Treasury or to reduce the withholding tax
rate applicable to U.S. resident Owners with
respect to dividends and other distributions
of the Company.
Upon request of any U.S. or Canadian
resident Owner or Beneficial Owner who
certifies to the Depositary that it has not
already applied for or received a tax refund
from the French Treasury or that such U.S.
or Canadian resident Owner or Beneficial
Owners application for such a refund has
been rejected, the Depositary will provide a
copy of French Treasury Form FR 1A EU-
No. 5052 (Application for Refund), or such
other form as may be promulgated from
time to time by the French tax authorities for
such purpose, together with instructions to
such Owners or Beneficial Owners and will
arrange for the filing with the French tax
authorities of all such forms completed by
U.S. or Canadian resident Owners or
Beneficial Owners and returned in sufficient
time so they may be filed with the French
tax authorities by December 31 of the year
following the calendar year in which the
related dividend or distribution is paid.
Upon receipt of any resulting remittance, the
Depositary shall distribute to such U.S. or
Canadian residents entitled thereto, as soon
as practicable, the net proceeds in Dollars.
13.	RIGHTS.
In the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary shall, after
Consultation with the Company, have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse. If
at the time of the offering of any rights the
Depositary reasonably determines in its
discretion that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners, the
Depositary may, after Consultation with the
Company, distribute to any Owner to whom
it reasonably determines the distribution to
be lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Company to the Depositary that
(a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owners to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of this Article 13, such
Receipts shall be legended in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation, and transfer
under such laws.
If the Depositary determines in its discretion
that it is not lawful and feasible to make
such rights available to all or certain Owners
and that it is lawful and feasible to sell such
rights, it may, and at the request of the
Company shall, sell the rights, warrants or
other instruments, to the extent reasonably
practicable, in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasibly make such rights
available, and allocate the net proceeds of
such sales, as promptly as practicable (net of
the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement), for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create, any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner of Receipts requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
The Depositary shall not be responsible for
any failure to determine that it may be
lawful or feasible to make such rights
available to Owners in general or any Owner
in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary shall receive
foreign currency, by way of dividends or
other distributions or the net proceeds from
the sale of securities, property or rights, and
if at the time of the receipt thereof the
foreign currency so received can in the
judgment of the Depositary be converted on
a reasonable basis into Dollars and the
resulting Dollars transferred to the United
States, the Depositary shall, as promptly as
practicable,  convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed, as promptly as practicable, to the
Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
If such conversion or distribution can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file, as promptly as
practicable, such application for approval or
license, if any, as it may deem desirable;
provided, however, that the Company shall
not be obligated to make any such filing.
If at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary is not convertible
on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, of if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
If any such conversion of foreign currency,
in whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the
Owners entitled thereto and may distribute
the balance of the foreign currency received
by the Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
15.	RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change
in the number of Shares that are represented
by each American Depositary Share, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which shall be the same date fixed by
the Company to the extent practicable, or as
close thereto as practicable, (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, if requested in writing by the
Company (but without prejudice to the right
of Owners and Beneficial Owners hereunder
to receive information, copies of reports and
notices made generally available by the
Company to holders of its Shares and
furnished by the Company to the Depositary
for this purpose), the Depositary shall, as
soon as practicable thereafter, mail to the
Owners (a) a summary in English or an
English version of the notice of such
meeting sent by the Company to the
Depositary pursuant to Section 5.06 of the
Deposit Agreement, (b) a statement that the
Owners as of the close of business on a
record date established by the Depositary
pursuant to Section 4.06 thereof will be
entitled, subject to any applicable provisions
of French law, the Statuts of the Company
and the Deposited Securities (which
provisions, if any, shall be summarized in
pertinent part in such statement), to exercise
the voting rights (subject to the restrictions
detailed below), if any, pertaining to the
Shares or other Deposited Securities
represented by such Owners American
Depositary Shares, (c) summaries in English
of any materials or other  documents
provided by the Company for the purpose of
enabling such Owner to exercise such voting
rights, by means of voting by mail
(formulaire de vote par correspondance) or
by proxy (procuration en blanc) or
otherwise and (d) a voting instruction card
(which may include a formulaire de vote par
correspondance or procuration (when
applicable) and all other information,
authorizations and certifications required
under French law to vote Shares in
registered form and Shares in bearer form)
to be prepared by the Depositary and the
Company (a Voting Instruction Card)
(including a statement as to the manner in
which Shares with respect to which the
Depositary receives an incomplete Voting
Instruction Card will be voted) and setting
forth the date established by the Depositary
for the receipt of such Voting Instruction
Card (the Receipt Date).
Upon receipt by the Depositary of a properly
completed Voting Instruction Card on or
before the Receipt Date, the Depositary
shall, either, in its discretion, endeavor to
vote such Deposited Securities, insofar as
practicable and permitted under any
applicable provisions of French law, the
Statuts of the Company and the Deposited
Securities, in accordance with the Voting
Instruction Card or forward such
instructions to the Custodian, and the
Custodian shall endeavor, insofar as
practicable and permitted under any
applicable provisions of French law, the
Statuts of the Company and the Deposited
Securities, to vote or cause to be voted the
Deposited Securities in accordance with any
nondiscretionary instructions set forth in the
Voting Instruction Card.  The Depositary
shall not, and shall insure that the Custodian
will not, vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities other than in
accordance with such instructions or in
accordance with the statement referred to
under (d) above as to the manner in which
Shares with respect to which the Depositary
receives an incomplete Voting Instruction
Card or receives a blank proxy will be
voted.
The Depositary will take no action to impair
the ability of the Custodian to vote the
number of Shares necessary to carry out the
instructions of all Owners under this Article.
Notwithstanding anything in this Article to
the contrary, the Depositary and the
Company may modify, amend or adopt
additional voting procedures from time to
time as they determine may be necessary or
appropriate to comply with French or United
States law.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do
not apply, upon any change in nominal
value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may execute
and deliver additional Receipts as in the case
of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
Upon any such change, conversion, or
exchange covered by this Article in respect
of the Deposited Securities, the Depositary
shall give notice thereof to all Owners of
Receipts within 30 days following the
applicable event, unless notice to Owners
has been given by the Company.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company nor
any of their respective directors, employees,
agents or affiliates shall incur any liability to
any Owner or Beneficial Owner of any
Receipt, if by reason of any provision of any
present or future law or regulation of the
United States or any other country, or of any
other governmental or regulatory authority,
or by reason of any provision, present or
future, of the Statuts of the Company, or the
Deposited Securities, or by reason of any act
of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company or any of their
respective directors, employees, agents or
affiliates shall be prevented, delayed or
forbidden from or delayed in or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company nor any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
any of their respective directors, employees,
agents and affiliates assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree
to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company nor any of
their respective directors, employees, agents
and affiliates shall be under any obligation
to appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in their respective opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expenses and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company nor any of their respective
directors, employees, agents and affiliates
shall be liable for any action or nonaction by
any of them in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or Beneficial Owner of a
Receipt, or any other person believed by any
of them in good faith to be competent to
give such advice or information.  Each of
the Depositary, the Company and their
respective directors, employees, agents and
affiliates may rely and shall be protected in
action upon any written notice, request,
direction or other document believed by
such person to be genuine and to have been
signed or presented by the proper party or
parties.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of any registration with
the Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or
any of its directors, employees, agents and
affiliates.
The indemnities contained in the preceding
paragraph shall not extend to any liability or
expense which may arise out of any Pre-
Release (as defined in Section 2.09 of the
Deposit Agreement) to the extent that any
such liability or expense arises in connection
with (a) any United States Federal, state or
local income tax laws, (b) the failure of the
Depositary to deliver Deposited Securities
when required under the terms of Section
3.05 of the Deposit Agreement or (c) the
non-performance by the Depositary or any
Custodian of any obligations relating to any
Pre-Release under Section 2.09 of the
Deposit Agreement or any other agreement
between the Depositary and the Issuer
relating to Pre-Release.  However, the
indemnities contained in the preceding
paragraph shall apply to any liability or
expense which may arise out of any
misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (i) information relating
to the Depositary or any Custodian, as
applicable, furnished in writing to, and not
materially changed or altered by, without the
consent of the Depositary or any Custodian,
as applicable, the Company, expressly for
use in any of the foregoing documents, or,
(ii) if such information is provided, the
failure to state a material fact necessary to
make the information provided not
misleading.  No disclaimer of liability under
the Securities Act of 1933 is intended by any
provisions of the Deposit Agreement.
The Depositary agrees to indemnify the
Company, its directors, employees, agents
and affiliates and hold them harmless from
any liability or expense which may arise out
of acts performed or omitted by the
Depositary or its Custodian or their
respective directors, employees, agents and
affiliates due to their negligence or bad faith.
If an action, proceeding (including, but not
limited to, any governmental investigation),
claim or dispute (collectively, a Proceeding)
in respect of which indemnity may be
sought by either party is brought or asserted
against the other party, the party seeking
indemnification (the Indemnitee) shall
promptly (and in no event more than ten
(10) days after receipt of notice of such
Proceeding) notify the party obligated to
provide such indemnification (the
Indemnitor) of such Proceeding.  The failure
of the Indemnitee to so notify the
Indemnitor shall not impair the Indemnitees
ability to seek indemnification from the
Indemnitor (but only for costs, expenses and
liabilities incurred after such notice) unless
such failure adversely affects the
Indemnitors ability to adequately oppose or
defend such Proceeding.  Upon receipt of
such notice from the Indemnitee, the
Indemnitor shall be entitled to participate in
such Proceeding and, to the extent that it
shall so desire and provided no conflict of
interest exists as specified in subparagraph
(b) below or there are no other defenses
available to Indemnitee as specified in
subparagraph (d) below, to assume the
defense thereof with counsel reasonably
satisfactory to the Indemnitee (in which case
all attorneys fees and expenses shall be
borne by the Indemnitor and the Indemnitor
shall in good faith defend the Indemnitee).
The Indemnitee shall have the right to
employ separate counsel in any such
Proceeding and to participate in the defense
thereof, but the fees and expenses of such
counsel shall be borne by the Indemnitee
unless (a) the Indemnitor agrees in writing
to pay such fees and expenses, (b) the
Indemnitee shall have reasonably and in
good faith concluded that there is a conflict
of interest between the Indemnitor and the
Indemnitee in the conduct of the defense of
such action, (c) the Indemnitor fails, within
ten (10) days prior to the date the first
response or appearance is required to be
made in such Proceeding, to assume the
defense of such Proceeding with counsel
reasonably satisfactory to the Indemnitee or
(d) there are legal defenses available to
Indemnitee that are different from or are in
addition to those available to the Indemnitor.
No compromise or settlement of such
Proceeding may be effected by either party
without the other partys consent unless (i)
there is no finding or admission of any
violation of law and no effect on any other
claims that may be made against such other
party and (ii) the sole relief provided is
monetary damages that are paid in full by
the party seeking the settlement.  Neither
party shall have any liability with respect to
any compromise or settlement effected
without its consent, which shall not be
unreasonably withheld.  The Indemnitor
shall have no obligation to indemnify and
hold harmless the Indemnitee from any loss,
expense or liability incurred by the
Indemnitee as a result of a default judgment
entered against the Indemnitee unless such
judgment was entered after the Indemnitor
agreed, in writing, to assume the defense of
such Proceeding.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 90
days prior written notice of such removal, to
become effective upon the later of (i) the
90th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may, with the approval of the Company,
such approval not to be unreasonably
withheld, appoint a substitute or additional
custodian or custodians which shall be an
accredited intermediary acting through a
specified office located in The Republic of
France.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of American Depositary
Receipts in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, charges
incurred in connection with the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement and in connection
with the compliance with Foreign Exchange
regulations, registration fees and cable, telex
or facsimile transmission costs, delivery
costs or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.  Notwithstanding the
foregoing, if any governmental body should
adopt new laws, rules or regulations which
would require an amendment of, or
supplement to, the Deposit Agreement to
ensure compliance therewith, the Company
and the Depositary may amend or
supplement the Deposit Agreement at any
time in accordance with such changed laws,
rules or regulations.  Such amendment or
supplement to the Deposit Agreement in
such circumstances may become effective
before a notice of such amendment or
supplement is given to Owners or within any
other period of time as required for
compliance with such laws, or rules or
regulations.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate
the Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of 90 days from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses which shall survive termination of
the Deposit Agreement.
22.	INFORMATION REQUESTS;
DISCLOSURE OF INTEREST.
      The Company may from time to time
request Owners of Receipts to provide
information as to the capacity in which such
Owners own or owned Receipts and
regarding the identity of any other persons
then or previously interested in such
Receipts as to the nature of such interest and
various other matters.  The Depositary
agrees to use reasonable efforts to comply
with written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owner and
to forward to the Company any responses to
such requests received by the Depositary.
23.		COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement to the contrary, the
Issuer and the Depositary each agrees that it
will not exercise any rights it has under the
Deposit Agreement to permit the withdrawal
or delivery of Deposited Securities in a
manner which would violate the U.S.
securities laws, including, but not limited to,
Section I.A.(1) of the General Instructions to
the Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
24.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints Corporation Service
Company (CSC), 1177 Avenue of the
Americas, 17th Floor, New York, New York
10036, in the State of New York, as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consents and submits to
the jurisdiction of any state or federal court
in the State of New York in which any such
suit or proceeding may be instituted, and
(iii) agrees that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or this
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
25.	DISCLOSURE OF INTEREST.
      The Company and the Depositary
may from time to time request Owners to
provide information as to the capacity in which they hold Receipts and regarding the identity of any other persons then interested in such Receipts and various other matters.
The Depositary agrees to comply with
reasonable written instructions received from the Company requesting that the Depositary forward any such requests to such Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Companys request, to assist the Company in obtaining such information with respect to the American Depositary
Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners.
      Notwithstanding any other
provisions of the Deposit Agreement, each Owner and Beneficial Owner of Receipts agrees to comply with the Companys
Statuts, as they may be amended from time to time, and the laws of The Republic of France, if applicable, with respect to the disclosure requirements regarding ownership of Shares, all as if such Receipts were, for this purpose, the Shares represented thereby.






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